Exhibit 10.13
EXECUTION VERSION
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made effective as of February 5, 2007, by and between Steven Nunes (“Employee”) and MAKO Surgical Corp. (“Company”).
     WHEREAS, Employee and Company have entered into that certain Employment Agreement, effective as of January 1, 2005 (as incorporated herein by reference, the “Agreement”); and
     WHEREAS, Employee and Company desire to extend and renew the Term Agreement pursuant to the terms and conditions set forth in this Amendment.
     THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement and this Amendment, the parties hereby agree as follows:
1. Effect on the Agreement; Definitions. Except as may be expressly provided herein, all terms and conditions set forth in the Agreement to which this Amendment applies, shall remain in full force and effect. In the event of a conflict between this Amendment and the Agreement, this Amendment shall be controlling. Unless otherwise defined herein, capitalized terms shall have the same meaning as described in the Agreement.
2. Termination. Section 3(e) of the Agreement is supplemented to include the following clause (x) as a basis for termination for Cause by the Company:
          (x) Employee’s willful breach of any covenant or provision set forth in Exhibit A hereto, entitled “Agreements with Respect to Z-KAT, Inc.,” which has continued for thirty (30) days following notice of such breach or default from the Board.”
3. Adherence to Legal and Ethical Requirements. Employee agrees and covenants that he shall at all times conduct himself in full compliance with all legal and ethical regulations and industry guidelines applicable to his position with the Company, including, without limitation Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. 1320d-1329d-8; 42 U.S.C. 1320d-2) (“HIPAA”) and Advanced Medical Technology Association (“AdvaMed”) Code of Ethics on Interactions with Health Care Professionals.
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     IN WITNESS WHEREOF, THE PARTIES TO THIS AMENDMENT have placed their hands as of the day and year first above written.

By:	/s/ Steven J. Nunes	Dated:	2/5/07

Name: Steven J. Nunes

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré	Dated:	2/5/07

Dr. Maurice R. Ferré
President & Chief Executive Officer

EXHIBIT A
AGREEMENTS WITH RESPECT TO Z-KAT, INC. Employee agrees that the following restrictions shall apply to Employee as to Z-KAT, Inc. and every Affiliate (as such term is defined in that certain Addendum to the Contribution Agreement, by and between Z-KAT, Inc. and the Company, dated December 28, 2006, incorporated herein by reference (the “Addendum”)) of Z-KAT (collectively, “Z-KAT”):
1.1 General Prohibitions.
          (a) Employee shall not be an employee, officer or director of Z-KAT during the Term and for a six (6) month period following the termination of such employment with the Company for any reason (the “Restricted Period”).
          (b) Employee shall not provide technical, operational or commercial services of any kind to Z-KAT (the “Restricted Activities”), except as allowed for under Section 1.2 herein. Notwithstanding the foregoing, nothing contained in this Section 1.1 shall be construed to limit the statutory and contractual informational rights of any Z-KAT shareholder who is also a Company employee, nor shall any informal, conversational interactions between Z-KAT and Company personnel be regarded as the rendition of services prohibited hereunder.
          (c) The restrictions set forth in this Section 1.1, including covenants made by Employee restricting employment with, or providing services to, Z-KAT shall become void upon a Change of Control transaction or a Qualified IPO (as such terms are defined in the Addendum).
1.2 Limited and Conditioned Consulting Services.
          (a) Employee shall not be required to render services of any kind to Z-KAT.
          (b) Employee may provide reasonable consultation services to Z-KAT to (i) support any Assertion (as defined in the Addendum) or intellectual property licensing endeavor, (ii) provide administrative services during the Transition (as defined in the Addendum), or (iii) provide Z-KAT personnel with understanding of technical information licensed by the Company to Z-KAT. For the avoidance of doubt, the rendition of accounting, financial, corporate and legal services, as well as assistance with the sale of Z-KAT’s inventory of fiducial markers and related equipment, during the Transition are administrative services that have been noticed to and approved by an independent committee of the Company’s Board of Directors pursuant to the approval and acceptance of the Addendum.
          (c) In a case where Employee agrees to provide consultation services to Z-KAT, such services shall be:
               (i) rendered only following written notice to and written approval (not to be unreasonably withheld) by an independent committee of the Company’s Board of Directors;
               (ii) rendered only at such times and under such conditions so as not to have a negative impact or interference upon The Company’s business and/or the performance of Employee’s duties on behalf of the Company (e.g. not rendered during regular business hours); and
               (iii) limited to providing consultation, but in no event shall Employee create intellectual property in any form on behalf of Z-KAT, it being expressly agreed that all intellectual property conceived of or developed by Employee during the Term shall be and is the property of the Company (consistent with Section 4 of the Agreement) regardless of the extent to which such intellectual property is conceived of or developed in connection with consultation by such Employee on behalf of Z-KAT.

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